SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C.   20549
                          FORM 8-K
                       CURRENT REPORT
       SIMS COMMUNICATIONS, INC. DATE OF REPORT:  DECEMBER
                              31, 1996






                          EXHIBIT 2






             AGREEMENT TO EXCHANGE CAPITAL STOCK
                           BETWEEN
                  SIMS COMMUNICATIONS, INC.
                             AND
            LINK INTERNATIONAL TECHNOLOGIES, INC.


                                INDEX
ARTICLE I - EXCHANGE OF SECURITIES
ARTICLE II - REPRESENTATIONS AND WARRANTIES 2.01Organization
  2.02-  Capital
2.03-  Directors and Officers' Compensation; Banks 2.04
  Financial Statements
  2.05-  Absence of Changes
 2.06-  Absence of Undisclosed Liabilities
  2.07-  Tax Returns
2.08-  Investigation of Financial Condition 2.09-
  Trade Names and Rights
  2.10-  Contracts and Leases
  2.11   - Insurance Policies
  2.12-  Compliance with Laws
  2.13-  Litigation
2.14-  Ability to Carry Out Obligations
  2.15-  Full Disclosure
  2.16-  Title
2.17-  Other Representations, Warranties and
  Covenants 2A - Organization
2B - Directors and Officers' Compensation;
  Banks 2C - Capital
  2D - Financial Statements
  2E - Absence of Changes
2F - Absence of Undisclosed Liabilities
  2G - Tax Returns
2H - Investigation of Financial
  Condition 21 - Trade Names and Rights
  2J - Contracts and Leases
  2K - Insurance Policies
  2L - Compliance with Laws
  2M - Litigation
 2N - Ability to Carry Out Obligations
  20 - Full Disclosure
2(i) - Ability to Carry Out
  Obligations 2(ii) - Title
ARTICLE III - FUNDING
ARTICLE IV - OBLIGATIONS BEFORE
  CLOSING 4.01               -
  Investigative Rights
   4.02-  Required Corporate Action
  4.03-  Conduct of Business
ARTICLE V - CONDITIONS PRECEDENT TO
PERFORMANCE BY SIMS COMMUNICATIONS,
INC.
  5.01   - Conditions
  5.02-  Accuracy of Representations
  5.03-  Performance
  5.04-  Absence of Litigation
  5.05-  Investment Letter
  5.06-  Other



                               -2-
                              INDEX
                             (Contd)

ARTICLE VI -   CONDITIONS PRECEDENT TO
PERFORMANCE BY THE
SHAREHOLDERS OF LINK INTERNATIONAL
  TECHNOLOGIES, INC. 6.01    - Conditions
  6.02   - Accuracy of Representations
  6.03-  Performance
  6.04-  Absence of Litigation
  6.05   - Resignations
  6.06-  Other
ARTICLE VII - CLOSING
  7.01   - Closing
  7.02-  Exchange of Stock Certificates
  7.03-  No Fractional Shares
  7.04-  Appointment of Directors
ARTICLE VIII - REMEDIES
  8.01   - Arbitration
  8.02-  Costs
  8.03-  Termination
ARTICLE IX - MISCELLANEOUS
  9.01   - Captions and Headings
  9.02-  No Oral Change
  9.03-  Non-waiver
  9.04        Time of Essence
  9.05-  Entire Agreement
  9.06-  State Law
  9.07-  Counterparts
  9.08-  Notices
  9.09-  Binding Effect
  9.10-  Effect of Closing
  9.11        Mutual Cooperation
  9.12   -    Expenses
Exhibit A -    Officers, Directors, Bank
Accounts, Safe
        Deposit Boxes, Powers of Attorney
           (Link International Technologies,
           Inc. and Subsidiaries)
Exhibit B -     Financial Statements (Link
International
Technologies, Inc. and Subsidiaries)
Exhibit C -    Trademarks, Trade Names
and Copyrights
(Link
International Technologies, Inc. and
          Subsidiaries)
Exhibit D -    Material Contracts (Link International
Technologies, Inc. and Subsidiaries)
Exhibit E -    Insurance Policies (Link International
Technologies, Inc. and Subsidiaries)
Exhibit F -    Litigation(Link International
Technologies,
Inc.
and Subsidiaries)
Exhibit C -    Officers and Directors (SIMS
Communications,
Inc.)
Exhibit H -    Financial Statements (SIMS
Communications,
Inc.)


                          -3-
                         INDEX
                        (Contd)

Exhibit I  - Trademarks, Trade Names and Copyrights
(SIMS Communications, Inc.)
Exhibit J  - Material Contracts (SIMS Communications,
Inc.)
Exhibit K - Insurance Policies (SIMS Communications,
Inc.) Exhibit L - Litigation (SIMS Communications1
Inc.) Exhibit N - Investment Letter
Schedule I - Allocation of Shares



                          -4-



          AGREEMENT TO EXCHANGE CAPITAL STOCK








     AGREEMENT,  made  as  of  the  31st  day of
December,
1996, by       and  between  SIMS  Communications,
Inc.
("SIMS"),   Link
International Technologies, Inc. ("LINK") and the shareholders of LINK (the "Shareholders") is for the purpose of setting forth the terms and conditions upon which SIMS will acquire all of the issued and outstanding common stock of LINK.

      In  consideration  of the mutual promises,
covenants, and representations  contained herein, THE
PARTIES  HERETO AGREE    AS FOLLOWS:
                        ARTICLE I
                    EXCHANGE OF SECURITIES
Subject to the terms and conditions of this Agreement,
SIMS agrees  to  issue,  and the shareholders of LINK
agree to accept 674,157 shares of the common stock of
SIMS, in consideration  for all  of the issued and
outstanding capital stock of LINK.           Such shares
will  be allocated
among the
Shareholders  in  accordance with Schedule I attached
                          hereto. ARTICLE II
              REPRESENTATIONS AND WARRANTIES
     LINK,  Michael  N.  Malet,  Mark  E.  Bennett  and
William Solfisburg, jointly and severally, represent and
warrant to  SIMS that:
      2.01  Organization.   LINK is a corporation duly
organized, validly  existing, and in good standing under
the laws of Nevada, has all  necessary corporate powers to
own its properties and  to carry  on  its business as now
owned and operated by It,  and  Is duly qualified to do
business and is in good standing in each  of the states
where Its business requires qualification.
      2.02   Capital.   The  authorized  capital  stock of
LINK consists of 50,000,000 shares of common stock, of
which 3,779,823 shares  will  be  issued  and
outstanding   at closing.      At
closing,    there    will   be   no   outstanding
subscriptions,
options,  rights,  warrants,  convertible  securities,  or
other agreements  or  commitments  obligating  LINK  to
Issue or
to
transfer   from  treasury any additional shares  of  Its
capital stock of any class.

       2.03   Directors   and  Officers'   Compensation:
Banks. Exhibit   A  to this Agreement contains (i) the
names,
addresses, and  titles of all directors and officers of
LINK and all persons whose  compensation from LINK as of
the date of this  Agreement will equal or is expected to
equal or exceed, on a monthly basis, the  sum  of $5,000;
(ii) the name and address of each bank  with which    LINK
has  an account or  safety deposit              box,   the
identification number thereof, and the names of all persons who are authorized to draw thereon or have access thereto; and (iii) the names of all persons who have a power of attorney from LINK and a summary of the terms thereof.




                            -5-
      2.04  Financial Statements.   Exhibit B to  this
Agreement sets forth the consolidated balance sheet of
LINK as
of September 30, 1996, and the related consolidated
statement of income  and
retained  earnings  for the periods then  ended.   The
financial statements  have  been  prepared  in  accordance
with generally accepted   accounting   principles
consistently followed
by
LINK throughout the periods indicated, and fairly present the financial position of LINK and its subsidiaries as of the dates of the balance sheet included in the financial statements, and the consolidated results of its operations for the periods indicated.

     2.05  Absence of Changes.  Since September 30,  1996,
there has  not  been           any  change
in
the  financial   condition  or
operations  of  LINK or its subsidiaries except  changes
in the ordinary  course  of  business, which changes  have
not
in  the aggregate been materially adverse.
      2.06 Absence  of Undisclosed  Liabilities.   LINK
and
its subsidiaries  did  not  as  of  September  30,  1996,
have any
debt,   liability,  or obligation of any nature, whether
accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on Exhibit
B. At closing, the total liabilities of LINK and its subsidiaries will not exceed $300,000.

    2.07  Tax  Returns.  Within the times  and  in  the
manner
prescribed  by  law,  LINK and its subsidiaries  have
filed all federal,  state, and local tax returns required
by  law and  has paid all taxes, assessments, and
penalties due and payable.
No
federal  Income tax returns of LINK or its subsidiaries
has been audited  by  the  Internal Revenue Service.   The
provision for taxes, if any, reflected In LINK's consolidated balance sheet as of September 30, 1996, is adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by LINK or its subsidiaries.

 2.08 Investigation of Financial  Condition.   Without
in
any
manner  reducing  or  otherwise  mitigating  the
representations contained  herein,  SIMS shall have the
opportunity to meet  with LINK's   accountants  and
attorneys to  discuss  the  financial condition  of
LINK and  Its subsidiaries.   LINK  shall          make
available  to  SIMS  the  books  and  records  of  LINK
and
its subsidiaries.   The  minutes of LINK and Its
subsidiaries
are a complete and accurate record of all meetings of the shareholders and directors of LINK and Its subsidiaries and accurately reflect all actions taken at such meetings. The signatures of the directors and/or officers on such minutes are the valid signatures of LINK's directors and/or officers who were duly elected or appointed on the dates that the minutes were signed by such persons. The stock book of LINK contains an accurate record of all transactions with respect to the capital stock of LINK.

  2.09 Trade Names and Rights.  Exhibit C attached hereto
and made   a   part    hereof   lists  all   trademarks,
trademark registrations  or  applications,  trade  names,
service   marks, copyrights,  copyright registrations or
applications, patents  or patent  applications used or
owned by LINK and its  subsidiaries. No   person  other
than LINK and its subsidiaries owns any trademark1 trademark registration or application, service mark, trade name, copyright, or



                            -6-
copyright   registration  or  application,  patents   or
patent
applications  the  use of which is necessary or
contemplated in connection  with  the  operation of
LINK's and  its subsidiaries
business.
      2.10 Contracts and Leases.   Exhibit D attached
hereto and made  a  part  hereof  contains  a description
of  all material contracts,   leases  and  other
agreements  of
LINK and
its
subsidiaries  presently in existence or which have  been
agreed to   by  LINK  and  Its  subsidiaries.    Neither
LINK
nor its subsidiaries are in default under any of these agreements or leases.

      2.11 Insurance Policies.  Exhibit E to this
Agreement is a summary description  of  all  Insurance
policies  held by LINK and   its  subsidiaries concerning
their business and properties. All these policies are in the respective principal amounts set forth In Exhibit E.

     2.12 Compliance with Laws. LINK and its subsidiaries have complied with, and is not in violation of, applicable federal, state, or local statutes, laws, and regulations affecting their properties or the operation of their business, except where the failure to so comply would not have a materially adverse effect upon the business, operations or financial condition of LINK.

      2.13  Litigation.    Except as  set  forth  on
Exhibit F, neither  LINK nor Its subsidiaries are party to
any suit, action, arbitration,   or legal, administrative,
or other proceeding,  or governmental  investigation
pending or, to the best knowledge  of LINK threatened,
against or affecting LINK or its subsidiaries or their
business, assets, or financial condition.  Neither LINK
nor its subsidiaries   are  in  default   with   respect
to  any order,   writ, injunction,  or  decree  of  any
federal, state, local,     or  foreign    court,
department, agency,             or
Instrumentality. Neither LINK nor its subsidiaries are engaged in any legal action to recover moneys due to it or damages sustained by it other than as disclosed on Exhibit F.

   2.14 Ability to Carry Out Obligations.   LINK has the
right,
power,  and   authority   to  enter   Into,   and
perform Its obligations  under  this Agreement.   The
execution and delivery of  this  Agreement by LINK and
the performance by LINK  of its obligations  hereunder
will not cause, constitute,  or conflict with  or  result
in  (a)  any breach or violation or any  of  the
provisions  of  or constitute  a default  under any
license, indenture, mortgage, charter, instrument,
articles                   of incorporation,
by-law, or
other agreement or instrument to which LINK  or  its
subsidiaries are a party, or by which they may  be bound,
nor will any consents or authorizations of any
party other than  those  hereto be required,  (b) an event
that would  permit any  party to any agreement or
instrument to terminate it  or  to accelerate  the
maturity of any indebtedness or other  obligation of LINK
or its subsidiaries, or (c) an event that would result in
the
creation or  Imposition  or   any   lien,    charge,
or encumbrance on any asset of LINK or its subsidiaries.

       2.15   Full  Disclosure.   None  of
representations and warranties  made  by  LINK, or in any
certificate  or memorandum furnished  or  to  be
furnished by LINK,   or on its  behalf, contains or will
contain any untrue statement of material fact, or  omit
any  material  fact the omission  of which would
be
misleading.    LINK   has  disclosed  to  SIMS   all
reasonably foreseeable    contingencies which,   if
such contingencies
transpired, would have a material adverse effect on LINK's business.

                           -7-
    2.16 Title.   LINK and  its  subsidiaries  have  good
and
marketable title to all of their assets and properties.

     2.17  Other  Representations.  Warranties  and
Covenants.
Link owns all of the issued and outstanding capital stock
of New View  Technologies, Inc. Link Dispensing Systems,
Inc. and Phone Card,  Inc. (the "Subsidiaries").  No other
third party has  the right  to  acquire any of the capital
stock of the Subsidiaries or   any asset of the
Subsidiaries,
except assets sold  in  the
normal course of business. The Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their corporate domicile, have all necessary corporate powers to own their properties and to carry on their business as now owned and operated by such Subsidiaries, and are duly qualified to do business and are in good standing in each of the states where their business requires qualification.


SIMS represents and warrants to LINK that:

     2A.    Organization.  SIMS is a corporation duly
organized,
validly  existing,  and  in  good  standing  under  the
laws of Delaware,  has  all  necessary  corporate  powers
to   own its properties and to carry on its business as
now
owned and operated
by  it,  and  is  duly qualified to do business and  is
in good standing  in  each  of  the states where  its
business requires qualification.
     2B.   Directors   and   Officers'   Compensation:
Banks.
Exhibit  G  to this Agreement contains: (i) the names,
addresses, and  titles  of all directors and officers of
SIMS, and  (ii)  a listing  of all persons who, to the
knowledge of SIMS,  own  more than 5% of SIMS' common
stock.
     2C.    Capital.   The  authorized  capital  stock  of
SIMS
consists of 40,000,000 shares of common stock, of which
6,554,907 shares are issued and outstanding and 200,000
shares of preferred stock,  of which 124,250 shares are
issued and outstanding.
All
such  shares  are validly issued, fully paid, and
nonassessable. All  outstanding  warrants,  options,
convertible securities  or other  instruments obligating
SIMS to issue or to  transfer from treasury any additional
shares of its capital stock of any class are listed on
Exhibit H.
     2D.    Financial  Statements.   Exhibit H to this
Agreement
sets forth balance sheets of SIMS as of June 30, 1996 and September 30, 1996, and the related statements of Income and retained earnings for the periods then ended. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by SIMS throughout the periods indicated, and fairly present the financial position of SIMS as of the dates of the balance sheets included in the financial statements, and the results of its operations for the periods indicated.

     2E.    Absence of Changes.  Since September 30,
1996,
there
has  not  been   any   change  in  the  financial
condition or operations  of  SIMS,  except changes in the
ordinary course  of business,    which  changes  have  not
in
the  aggregate                 been
materially adverse.





                            -8-
  2F.  Absence  of  Undisclosed  Liabilities.       SIMS
did not  as  of  September 30,  1996 have any debt,
liability, or obligation  of any nature, whether accrued,
absolute, contingent, or  otherwise,   and whether due or
to become due, that  is  not reflected on Exhibit H.

     2G.    Tax  Returns.   Within the times and in   the
manner
prescribed by law, SIMS has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable. No federal income tax returns of SIMS have been audited by the Internal Revenue Service.
The
provision for taxes, if any, reflected in SIMS's balance sheet as of September 30, 1996, Is adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by SIMS.

       2H.  Investigation of Financial Condition of
SIMS. Without in  any           manner   reducing   or
otherwise
mitigating                                  the
representations
contained  herein, LINK  and   the Shareholders shall
have the
opportunity to meet with SIMS's accountants  and
attorneys to discuss the financial condition of SIMS.
SIMS shall make available  to  LINK the books and
records  of  SIMS.
The minutes  of  SIMS  are  a  complete and accurate
record of all meetings  of  the  shareholders and
directors   of SIMS and
accurately reflect all actions taken at such meetings. The signatures of the directors and/or officers on such minutes are the valid signatures of SIMS's directors and/or officers who were duly elected or appointed on the dates that the minutes were signed by such persons.

21.  Trade Names and Rights.   Exhibit I attached hereto
and made
a part hereof lists all trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications used or owned by SIMS. No person, other than SIMS, will own any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of the business of SIMS, as such business is to be conducted after the closing of this transaction.

2J.  Contracts and Leases.   Exhibit J attached hereto and
made
a part hereof contains a description of all material contracts, leases, and other agreements of SIMS presently in existence or which have been agreed to by SIMS. SIMS is not in default under any of these agreements or leases.

2K.  Insurance  Policies.  Exhibit K  to  this  Agreement
is a summary  of  all  insurance policies held by SIMS
concerning its business  and  properties.   All  these
policies  are in the
respective principal amounts set forth in Exhibit K.

2L. Compliance with Laws. SIMS has complied with, and is not in violation of, applicable federal, state, or local statutes, laws, and regulations affecting its properties or the operation of its business, except where the failure to so comply would not have a materially adverse effect upon the business, operations or financial condition of SIMS. SIMS does not have any employee benefit plan which is subject to the provisions of the
Employee Retirement Income Security Act of 1974.



                            -9-
2M.   Litigation.   Other than as disclosed on Exhibit  L,
SIMS is  not  a  party  to  any suit, action, arbitration,
or legal, administrative,   or     other
proceeding,    or    governmental
investigation   pending  or,  to  the  best knowledge   of
SIMS threatened,  against  or affecting SIMS or its
business, assets, or  financial condition.  SIMS is not in
default with
respect to any  order,  writ, injunction, or decree of any
federal, state, local,  or foreign court, department,
agency, or Instrumentality. SIMS is  not engaged in any
legal action to recover moneys due to It  or damages
sustained by it other than as disclosed on Exhibit L.
2N.   Ability  to  Carry Out Obligations.  SIMS  has  the
right, power,  and  authority to enter into, and perform
its obligations under,  this  Agreement.  The  execution
and delivery  of  this Agreement  by SIMS and the
performance by
SIMS of its obligations hereunder will not cause,
constitute, or conflict with or  result in  (a)  any
breach or violation or any of the provisions  of  or
constitute  a default  under any license,  Indenture,
mortgage, charter, instrument, articles of incorporation,
by-law, or  other agreement or instrument to which LINK Is
a party, or by which  it may  be bound,  nor will any
consents or authorizations  of  any party other  than
those hereto be required, (b)  an  event  that would
permit any party  to any  agreement  or  instrument to
terminate it or to accelerate the maturity of any
indebtedness or other  obligation of SIMS, or (c)  an
event that would result in the creation or imposition or
any lien, charge, or encumbrance on any asset of SIMS.
20.   Full  Disclosure.  None of representations  and
warranties made by SIMS, or In any certificate or
memorandum furnished or to be  furnished by SIMS, or on
its behalf, contains or will contain any  untrue statement
of material fact, or omit any material fact the omission
of which would be misleading. SIMS has disclosed  to LINK
all  reasonably foreseeable contingencies  which,  if
such contingencies transpired, would have a material
adverse effect on SIMS. Each Shareholder represents and
warrants to SIMS, individually as to himself
only, and not jointly, as follows:
2(i)   Ability to Carry Out Obligations.   The
Shareholder has the  right,  power, and authority to enter
into, and perform his obligations   under  this
Agreement.    The execution and delivery     of   this
Agreement  by  the
Shareholder   and the performance  by  the  Shareholder
of his obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, Instrument, or other agreement or instrument to which the Shareholder is a party, or by which he may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of LINK or its subsidiaries, or (c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of LINK or its subsidiaries.

2(ii)  Title.    The  shares of LINK that such
Shareholder
will
deliver at closing are owned by such shareholder free of any liens or encumbrances.

                           -10-
                        ARTICLE III

                          FUNDING

3.1   Upon the closing of the transactions contemplated
by this Agreement, SIMS agrees to provide LINK with
funding of at least $20,000 per week, up to a maximum
amount of $180,000.
                        ARTICLE IV
                 OBLIGATIONS BEFORE CLOSING
4.01 Investigative Rights.  From the date of this
Agreement until the  date  of  closing, each party shall
provide  to each other party, and such other party's
counsel, accountants, auditors, and other  authorized
representatives,  full access during  normal business
hours to  all   of each party's properties,   books,
contracts,
commitments, records   and correspondence  and
communications with regulatory agencies for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

4.02  Required Corporate Action.   Each party will
promptly call and hold a meeting of their respective Board
of Directors for the purpose  of  submitting  to  them  a
proposal  to approve this Agreement.
4.03  Conduct   of   Business.   Prior  to   the
closing, and except  as  contemplated  by  this Agreement,
each party shall conduct its business in the ordinary
course, and shall not sell, pledge,     or assign any
assets, without the
prior
written approval of  the  other party, except In the
ordinary course of business. Except as  contemplated by
this Agreement, neither party to  this Agreement  shall
amend Its Articles of Incorporation or  By-laws, declare
dividends, redeem or sell stock or  other  securities,
incur additional or newly-funded material liabilities,
acquire or dispose  of fixed  assets, change  senior
management,   change employment terms, enter into any
material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than Its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business.
                         ARTICLE V
     CONDITIONS PRECEDENT TO PERFORMANCE BY
                 SINS COMMUNICATIONS, INC.

5.01  Conditions.  SIMS's obligations hereunder shall be
subject to  the  satisfaction,  at  or before the
Closing, of all  the conditions  set forth In this Article
V.  SIMS may waive  any or all of these conditions in
whole or in part without prior notice; provided,  however,
that no such waiver of  a condition  shall constitute a
waiver by SIMS of any other condition of or  any      of
SIMS's  other  rights or remedies, at law or in equity,
if  LINK shall  be In default of any of Its
representations,  warranties, or covenants under  this
agreement.
                       -11-
5.02 Accuracy  of  Representations.    Except   as
otherwise permitted   by   this   Agreement,   all
representations and
warranties   by   LINK   in  this Agreement  or  in  any
written
statement that shall be delivered to SIMS by LINK under this Agreement shall be true on and as of the closing date as though made at those times.

5.03 Performance.   LINK shall  have performed,
satisfied, and
complied with all  covenants, agreements, and conditions
required by  this Agreement to be performed or complied
with by It, on  or before  the  closing.    LINK shall
have obtained all necessary consents  and  approvals
necessary to consummate the transactions contemplated
hereby.
5.04  Absence  of  Litigation.  No action,  suit,  or
proceeding before   any   court  or  any  governmental
body or  authority, pertaining  to the transaction
contemplated by this agreement or to  its consummation,
shall have been instituted or threatened on or before the
closing.
5.05  Investment  Letter.   Each  Shareholder   of   LINK
shall
execute  and deliver to SIMS an "Investment Letter"  in
the form attached  hereto  as  Exhibit  M, which  form
will contain  the acknowledgment  by  the Shareholder of
LINK that the          shares such Shareholder  Is
acquiring  in  SIMS
represent restricted securities as that term Is defined in Rule 144 of the Securities and Exchange Commission.

5.06  Other.    LINK   shall   have   entered   into
employment
contracts  with   Mark  Bennett  and  Michael  Malet   on
terms and  conditions  that  are acceptable to SIMS.

ARTICLE VI

CONDITIONS PRECEDENT TO PERFORMANCE BY

             THE SHAREHOLDERS OF LINK INTERNATIONAL
                       TECHNOLOGIES, INC.

6.01 Conditions.    The   obligations   of   LINK    and
the
Shareholders  hereunder shall be subject to the
satisfaction, at or  before  the  Closing, of the
conditions set  forth  in this
Article  VI.   LINK or the Shareholders may waive any or
all of these  conditions  in  whole  or In part  without
prior notice; provided,     however,  that no such waiver
of
a  condition  shall
constitute   a  waiver by LINK or the Shareholders of  any
other
condition of or any of LINK's or the Shareholder's other rights or remedies, at law or in equity, if SIMS shall be in default of any of its representations, warranties, or covenants under this agreement.

6.02   Accuracy  of  Representations.    Except   as
otherwise permitted   by   this   Agreement,   all
representations and warranties   by   SIMS   in  this
Agreement or in any written statement that shall be delivered to LINK by SIMS under this Agreement shall be true on and as of the closing date as though made at those times.






                           -12-
6.03  Performance.  SIMS shall  have performed,
satisfied, and complied  with all covenants, agreements,
and conditions required by  this Agreement to be performed
or complied with by it, on  or before  the closing.  SIMS
shall  have obtained all necessary consents          and
approvals necessary
to   consummate  the
transactions contemplated hereby.

6.04  Absence  of  Litigation.  No action,  suit,  or
proceeding before   any   court  or  any  governmental
body or authority) pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the closing.
ARTICLE VII CLOSING



7.01 Closing.   At  the  closing,  the  following
documents, in form reasonably acceptable to counsel to the parties or as set forth herein, shall be delivered:

By LINK:

A. Executed Investment Letters by all shareholders of LINK;

B.    Certificates,  dated the closing date,  (i)  signed
by
the President    of    LINK   and  attested  to   by
Its secretary,
stating that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of LINK are true and correct as of, or have been fully performed and complied with by, the closing date; and (ii) signed by each Shareholder, stating that the representations and warranties made by him in Sections 2(i) and 2(u) of the Agreement are true and correct as of the closing date.
C. Certificates representing all Issued and outstanding shares of LINK.

By SIMS:

A.    An officer's certificate, dated the closing date,
that
all
representations, warranties, covenants, and conditions set
forth in  this  Agreement  on  behalf of  SIMS  are  true
and correct as  of,   or have been fully performed and
complied with by,  the closing date.
B. Certificates for the common stock of SIMS, as set forth in
Article I.











                           -13-
7.02  Exchange of LMS's Stock Certificates.  On the
closing date, each  share  of common stock of LINK then
issued and outstanding, will be exchanged for fully paid
and nonassessable shares of SIMS in  accordance with this
Agreement.  At the option of SIMS,  this Agreement  may be
closed with the Shareholders of LINK owning  at least  85%
of the issued and outstanding shares of LINK's common stock.

7.03  No  Fractional  Shares.   No  certificates  for
fractional share interests of common stock of SIMS will be issued, but, in lieu thereof, SIMS will issue one share of its common stock for each fractional share held in LINK.

7.04   Appointment  of  Directors.    At  the  closing  of

this Agreement, SIMS will cause Mark Bennett and Michael

Malet to  be appointed to SIMS's Board of Directors.

ARTICLE VIII

































































                         REMEDIES

8.01 Arbitration. Any controversy or claim arising out of, or re lating to, this Agreement, or the making, performance, or interpretation thereof1 shall be settled by arbitration in
Boca Raton, Florida in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

8.02 Costs.  If any legal action or any arbitration or
other pro ceeding  is  brought  for the enforcement of
this Agreement,  or because   of   an   alleged   dispute,
breach, default,    or misrepresentation  in connection
with any of  the  provisions of this  Agreement,  the
successful or prevailing party  or parties shall be
entitled to recover reasonable attorney's fees and
other costs incurred in that action or proceeding,  in
addition to  any other relief to which it or they may be
entitled. 8.03 Termination.  In addition to the other
remedies, SIMS,
LINK, or  the  Shareholders collectively owning more
than 75% of LINK's common  stock,  may  on   or   prior
to the closing date terminate   this   Agreement,
without liability to  any other party:
(i) If any bona fide action or proceeding shall be pending against SIMS, LINK or any Shareholder on the closing date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the carrying out of this Agreement or if any agency of the federal or of any state government shall have objected at or before the closing date to this acquisition or to any other action required by or in connection with this Agreement;

(ii) If the legality and sufficiency of all steps taken and to be taken by each party In carrying out this Agreement shall not have been approved by the respective party's counsel, which approval shall not be unreasonably withheld.



                           -14-
(iii)  If   a   party   breaches  any  material
representation, warranty, covenant or obligation of such party set forth herein and such breach Is not corrected within ten days of receiving written notice from the other party of such breach.

ARTICLE IX MISCELLANEOUS



9.01  Captions   and   Headings.   The  Article   and
paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

9.02 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

9.03   Non-Waiver.    All    representations    and
warranties contained  herein  will survive the closing  of
this Agreement. Except  as otherwise expressly provided
herein, no waiver of  any covenant,  condition,  or
provision of this Agreement  shall  be deemed  to have
been made unless expressly in writing and  signed by  the
party against whom such waiver is charged; and  (i)  the
failure of any party to Insist in any one or more cases
upon  the performance of any
of the provisions, covenants, or conditions of this
Agreement or to exercise any option herein contained
shall not be construed as a waiver or relinquishment for
the future  of any such     provisions,  covenants,  or
conditions,  (ii)
the
acceptance of performance of anything required by this
Agreement to  be  performed with knowledge of the breach
or failure  of  a covenant,  condition, or provision
hereof shall not be  deemed a waiver  of  such breach or
failure, and (iii) no  waiver  by any party  of  one
breach by
another party shall be construed as  a waiver with respect
to any other or subsequent breach.
9.04  Time of Essence.   Time is of the essence of this
Agreement and of each and every provision hereof.
9.05  Entire  Agreement.   This Agreement  contains   the
entire Agreement  and  understanding between  the  parties
hereto,  and supersedes all prior agreements,
understandings and the letter of intent between the
parties dated December 6, 1996.
9.06  State  Law.  This Agreement and its application
shall be governed by the laws of the State of Florida.
9.07    Counterparts.     This    Agreement   may   be
executed simultaneously in one or more counterparts, each
of which  shall be deemed an original, but all of which
together shall constitute one and the same instrument.
9.08  Notices.    All  notices,  requests,  demands,   and
other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service If served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certi fied, postage prepaid, and properly addressed as follows:
                           -15-
SIMS:

Melvin Leiner
SIMS Communications1 Inc.
3333 5. Congress Ave.
Suite 401
Delray, Florida  33445

With a copy to:

William T. Hart
Hart & Trinen
1624 Washington St.
Denver, Colorado  80203

Link International Technologies  Inc.

Mark E. Bennett
17821 Sky Park Circle
Suite G
Irvine, California 92614

and

Michael N. Malet
17821 Sky Park Circle
Suite G
Irvine, California 92614

With a copy to:

Kenneth August
Jamboree Center
Two Park Plaza
Suite 1040
Irvine, California 92714

9.09 Binding Effect. This Agreement shall inure to and be binding upon the heirs1 executors, personal representatives, successors and assigns of each of the parties to this Agreement.

9.10 Effect  of  Closing.   All  representations,
warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the closing of this Agreement.

9.11 Mutual Cooperation.   The parties hereto shall
cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein. Neither party will intentionally take any action, or omit to take any action, which will cause a breach of such party's obligations pursuant to this Agreement.


                           -16-
9.12 Expenses.   Each of the parties hereto agrees  to pay
all of its own expenses (including without limitation,
attorneys' and accountants'  fees)  incurred  in
connection with  this Agreement,  the  transactions
contemplated herein  and negotiations  leading  to the
same and the preparations made for carrying the same Into
effect.   Each of  the  parties ex pressly represents and
warrants that no finder or broker has been involved in this transaction and each party agrees to indemnify and hold the other party harmless from any commission, fee or claim of any person, firm or corporation employed or retained by such party (or claiming to be employed or retained by such party) to bring about or represent such party in the transactions contemplated by this Agreement.

AGREED TO AND ACCEPTED as of the date first above written.

SIMS COMMUNICATIONS, INC. By  /s/ Melvin Leiner
Melvin Leiner, President

LINK INTERNATIONAL TECHNOLOGIES, INC.

By_____/s/ Mark Bennett Mark Bennett,

President SHAREHOLDERS:

/s/ Mark B. Bennett



































































































/s/ Michael N. Malet



























































































/s/ William Solfisburg




2498D: as
                             Name of
Shareholders
Communications
Inc.

Michael N. Malet
166,580
     Mark B. Bennett     166,580
     Byron B. Wade  16,336
     Ronald R. Ressel    16,336
     Vincent A. Sentner  1 '499
     Richard 3.p. Sinek  1,499
     Michael Hughes 1,499
     Chad Kioft     1,499
     William Litvak 1,649
     Kenneth 5. August   1,649
     Gary Francis   1,499
     Rodney Fingleson    1,499
     Tho Hoc Trieu  1,499
     Dennis Corn    1 ,499
     Matthew Worthington 1,499
     Hilton Kessler 1,499
     William Bickenburg  1,499
     William Solfisburg  268,276
     Southeast Phonecard, Inc.
      16,336 Grupo Barak SA de CV
     3~926
          674.157


24980-p. 18


                              -18-